Exhibit 5.1

McGuireWoods LLP
1345 Avenue of the Americas 7th Floor New York, NY 10105 Phone: 212.548.2100 Fax: 212.548.2150 www.mcguirewoods.com

December 31, 2014

Professional Diversity Network, Inc.
801 W. Adams Street, Suite 600
Chicago, Illinois 60607

Re: Professional Diversity Network, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Professional Diversity Network, Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) by the Corporation on or about the date of this opinion letter in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of (A) (i) debt securities (the “Debt Securities”), (ii) warrants (the “Warrants”), (iii) units, which are comprised of two or more securities, in any combination (the “Units”), (iv) shares of preferred stock (the “Preferred Stock”), (v) fractional interests in Preferred Stock represented by depositary shares (the “Depositary Shares”), (vi) shares of common stock (the “Common Stock”) and (vii) rights to purchase shares of Common Stock or Preferred Stock (the “Rights,” and together with the Debt Securities, Warrants, Units, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) and (B) 6,309,845 shares of Common Stock to be offered and sold by certain stockholders of the Corporation (the “Selling Stockholder Shares”).

The Securities are described in the Registration Statement and are to be issued, separately or together, in one or more series and may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto. We understand that the Securities will be issued as follows:

(a) the Debt Securities will be issued pursuant to an indenture to be entered into between the Corporation, as issuer, and a trustee (a form of which is included as Exhibit 4.2 to the Registration Statement) and one or more board resolutions, supplemental indentures thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”).

(b) the Warrants will be issued pursuant to a Warrant Agreement to be entered into among the Corporation, a warrant agent and the holders from time to time of the Warrants described therein (the “Warrant Agreement”);

 (c) the Units will be issued pursuant to a Unit Agreement to be entered into among the Corporation, a units agent and the holders from time to time of the Units described therein (the “Unit Agreement”);

Professional Diversity Network, Inc.
December 31, 2014

 (d) the Depositary Shares will be issued pursuant to a Deposit Agreement to be entered into among the Corporation, a depository and the holders from time to time of depositary receipts described therein (the “Deposit Agreement”);

(e) the Rights will be issued pursuant to a Rights Agreement to be entered into among the Corporation, a rights agent and the holders from time to time of the Rights described therein (the “Rights Agreement”).

As used herein, the Indenture, the Unit Agreement, the Warrant Agreement, the Deposit Agreement and the Rights Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents: (a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Corporation with the SEC and (b) the base prospectus contained in the Registration Statement (the “Prospectus”). In addition we have examined and relied upon the following:

(i) certificate from the secretary of the Corporation certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Corporation (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Corporation authorizing the filing of the Registration Statement and the issuance of the Securities by the Corporation, subject to (1) in the case of each issuance of Securities to be issued by the Corporation, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Corporation’s Board of Directors (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

(ii) a certificate dated December 29, 2014 issued by the Secretary of State of the State of Delaware (the “Secretary of State”), attesting to the corporate status and good standing of the Corporation in the State of Delaware (the “Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York, all as in effect on the date hereof.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon certificates of the Corporation or authorized representatives thereof, certain representations of the Corporation and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Professional Diversity Network, Inc.
December 31, 2014

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform the Subject Documents, except that no such assumption is made as to the Corporation as of the date hereof. All individuals who have signed or will sign each Subject Document will have the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Corporation.

(g) Governing Law of Certain Documents. The Indenture, Warrant Agreement, Unit Agreement, Deposit Agreement and Rights Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the issuer thereof or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Corporation or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made.

(j) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and the Indenture will be qualified under the Trust Indenture Act of 1939.

(i) Fiduciary Duties. The members of the Corporation’s Board of Directors will have acted in a manner consistent with their fiduciary duties as required under Applicable Law in authorizing the issuance and sale of the Rights and adopting the Rights Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Corporation is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2. Power and Authority. The Corporation has the corporate power and authority to issue the Securities.

Professional Diversity Network, Inc.
December 31, 2014

3. Debt Securities. With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement and (v) such Debt Securities have been authenticated in accordance with the provisions of the Indenture, such Debt Securities will constitute the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4. Common Stock. With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been adopted, (ii) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (iii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, such Common Stock will be validly issued, fully paid and non-assessable.

5. Preferred Stock. With respect to any Preferred Stock of any series, when (i) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (ii) the terms of such series of Preferred Stock and for its issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) a Certificate of Designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State and (vii) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

6. Warrants. With respect to any Warrants, when (i) Authorizing Resolutions with respect to the Warrants have been adopted, (ii) the terms of such Warrants and for their issuance have been established in conformity with such Authorizing Resolutions, (iii) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, as applicable, such Warrants will constitute the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

7. Units. With respect to any Units, when (i) Authorizing Resolutions with respect to the Units have been adopted, (ii) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Units have been authenticated or countersigned in accordance with the provisions of the Unit Agreement, as applicable, such Units will constitute the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

Professional Diversity Network, Inc.
December 31, 2014

8. Depositary Shares. With respect to any Depositary Shares, when (i) Authorizing Resolutions with respect to the Depositary Shares and the related series of Preferred Stock have been adopted, (ii) the terms of such Depositary Shares and related Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) a Certificate of Designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State, (vii) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, and (v) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with the Deposit Agreement, such Depositary Shares will be duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

9. Rights. With respect to any Rights, when (i) Authorizing Resolutions with respect to such Rights have been adopted, (ii) the terms of such Rights and for their issuance have been established in conformity with such Authorizing Resolutions, (iii) such Rights and the related securities, if any, have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus and (iv) the Corporation has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, such Rights will constitute the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

10. Selling Stockholder Shares. The Selling Stockholder shares have been duly authorized and validly issued and are fully paid and non-assessable.

Matters Excluded from Our Opinions

We express no opinion with respect to the enforceability of any agreement of the Corporation as may be included in the terms of the Preferred Stock, the Debt Securities, the Units, the Warrants, the Depositary Shares, the Rights or in any Subject Document: (a) relating to indemnification, contribution or exculpation from costs, expenses or other liabilities that is contrary to public policy or applicable law; (b) to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York); (c) to waive any objection to the laying of the venue or to waive the defense of forum non conveniens in any action or proceeding referred to therein; (d) to waive trial by jury (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such waiver); (e) to effect service of process in any particular manner or to establish evidentiary standards; (f) regarding the choice of governing law (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern); (g) providing for the severability of provisions therein; (h) providing for arbitration; or (i) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy. We also express no opinion with respect to whether a court of competent jurisdiction may make a determination that the Corporation’s Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on facts and circumstances existing at that time.

Professional Diversity Network, Inc.
December 31, 2014

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Choice of New York Law and Forum. To the extent that any opinion relates to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 (McKinney 2011) and N.Y. CPLR 327(b) (McKinney 2011) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(e) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors. We express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in each of the Prospectuses under the caption “Legal Matters.”

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP